UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 22, 2018 (March 19, 2018)
  _________________________________
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
 _________________________________

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
 _________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Executive Officer
On March 19, 2018, Mark D. Benjamin was appointed as Chief Executive Officer (“CEO”) of Nuance Communications, Inc. (the “Company”). Mr. Benjamin will assume his new role on April 23, 2018.
Mr. Benjamin, age 47, served as the President and Chief Operating Officer of NCR Corporation (NYSE: NCR) from October 2016 until March 21, 2018 and is continuing to serve in a transition role as a consultant to NCR through April 6, 2018. Prior to joining NCR, Mr. Benjamin spent 24 years in a series of global assignments with Automatic Data Processing, Inc. (NASDAQ: ADP), which he joined in 1992. At ADP, Mr. Benjamin served from July 2013 to September 2016 as President of ADP’s Global Enterprise Solutions division, leading a team of 20,000 employees, and managing a multi-billion dollar portfolio of businesses serving clients in over 100 countries. Before that, Mr. Benjamin served as President of Employer Services International from July 2011 to July 2013, as Senior Vice President of Services and Operations - Small Business Services and Total Source from April 2008 to June 2011, and in various other operations-focused roles. Mr. Benjamin holds a bachelor’s degree in international finance and marketing from the University of Miami.
There are no arrangements or understandings between Mr. Benjamin and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Election of Director
Pursuant to the terms of his employment agreement with the Company (as further described below), Mr. Benjamin, the Company’s designee for CEO, will be appointed as a director of the Company effective upon commencement of his employment with the Company and with a term expiring at the 2019 annual meeting of stockholders.
As an employee director, Mr. Benjamin will not be compensated for service on the Company’s Board of Directors (the “Board”) apart from his regular employee compensation.

New CEO Employment Arrangements

In connection with Mr. Benjamin’s appointment, on March 19, 2018, the Company and Mr. Benjamin entered into an employment agreement (the “Employment Agreement”) to become effective April 23, 2018 or such earlier date as mutually agreed. The Employment Agreement has an initial term of four years, renewing automatically thereafter for successive one year terms unless either the Company or Mr. Benjamin provide prior notice of non-renewal. The Employment Agreement provides an annual salary of $800,000 and a target annual bonus opportunity of 150% of base salary, subject to the terms of the Company’s bonus plan then in effect for Company senior executives. For fiscal 2018, Mr. Benjamin will be entitled to a minimum annual bonus of 50% of his target annual bonus opportunity.

The Employment Agreement provides for an initial grant of restricted stock units under the Company’s 2000 Stock Plan having an aggregate fair value of $10,000,000 (with the number of shares based upon the 20 trading day average closing price of Company common stock ending on the employment commencement date), to be divided equally between time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The RSUs will vest annually over a three-year period based on Mr. Benjamin’s continued service with the Company (subject to potential acceleration upon certain terminations of employment). The PSUs will vest based on achievement of relative total shareholder return goals measured over a three-year period relative to the S&P Software & Services Select Industry Index, subject to Mr. Benjamin’s continued service with the Company through the end of such period and also subject to potential acceleration upon certain terminations of employment. The Employment Agreement also provides that Mr. Benjamin will receive a separate one-time make-whole grant of RSUs having a fair value of $2,000,000 (with the number of shares determined in the same manner as the foregoing grants) scheduled to vest annually over two years, subject to Mr. Benjamin’s continued service with the Company through each vesting date (subject to potential acceleration upon certain terminations of employment). This one-time grant is intended to partially compensate Mr. Benjamin for compensation that he will forfeit by leaving his current employer in order to join the Company.

The Employment Agreement also provides that Mr. Benjamin will receive an RSU and/or PSU grant during fiscal year 2019 with a fair value of at least $6,000,000. Vesting and performance terms of the award(s) are anticipated to be similar to the initial grant.  The decision to commit to a minimum first year grant value, that aligns with our annual grant cycles, was intended to provide predictability for Mr. Benjamin in his first year of employment due to the level of compensation that he will forfeit by leaving his current employer. After this fiscal year 2019 grant, Mr. Benjamin will be eligible for additional equity grants only to the extent determined by the Board or the Compensation Committee.

The Company has also agreed to pay Mr. Benjamin (i) a signing bonus of $250,000, to be repaid on a pro-rated basis if within one year from his start date Mr. Benjamin voluntarily terminates employment with the Company, other than for good reason, death or disability, or is terminated for cause (as such terms are defined in the Employment Agreement); (ii) a temporary living expense budget of $100,000 until such time that Mr. Benjamin relocates his principal residence to the Boston, Massachusetts area; (iii) a relocation package providing for reimbursement of reasonable expenses for moving and home sale, that are incurred on or prior to September 1, 2019, to assist Mr. Benjamin in transitioning his family’s principal residence to the Boston, Massachusetts area, capped at $450,000, exclusive of reasonable brokerage commissions and any associated tax offset for the sale of Mr. Benjamin’s current principal residence; and (iv) certain enhanced executive officer benefits, all as described in the Employment Agreement.

In addition, Mr. Benjamin is entitled to certain severance benefits under the Employment Agreement. In the event Mr. Benjamin’s employment is terminated by the Company, other than for cause, death or disability, or by Mr. Benjamin for good reason and such termination occurs other than during the period beginning three months before and ending 12 months following a change of control (as such terms are defined in the Employment Agreement), Mr. Benjamin will be entitled to receive (i) a lump sum severance payment equal to 200% of his base salary; (ii) a lump sum payment equal to 100% of his annual bonus for the year of termination; (iii) a pro-rated payment of his target annual bonus for the year of termination based on the percentage of the fiscal year completed; (iv) 12 months accelerated vesting of all time-based Company equity awards, other than the initial new-hire time based RSU grants described above, which will fully vest; (v) accelerated vesting of the initial $5 million PSU award to be determined by shortening the performance period to the date immediately prior to termination date and vesting a pro-rated portion of the earned shares based on the percentage of the performance period completed; and (vi) continued Company-paid COBRA coverage for 18 months for Mr. Benjamin and his eligible dependents. The accelerated vesting protection for the initial $5 million PSU award does not apply to any future PSU awards and was intended to help protect Mr. Benjamin’s sign-on compensation in light of substantial compensation that he would be forfeiting by leaving his current employer and joining the Company.

In the event Mr. Benjamin’s employment by the Company is terminated by the Company, other than for cause, death or disability, or by Mr. Benjamin for good reason, and such termination occurs during the period beginning three months before and ending 12 months following a change of control (as such terms are defined in the Employment Agreement), Mr. Benjamin will instead be entitled to receive (i) a lump sum severance payment equal to 250% of his base salary; (ii) a lump sum payment equal to 200% of his target annual bonus; (iii) a pro-rated payment of his target annual bonus for the year of termination based on the percentage of the fiscal year completed; (iv) full vesting of all time-based Company equity awards, and (v) continued Company paid COBRA coverage for 18 months for Mr. Benjamin and his eligible dependents.

In addition, upon a change of control, (i) Mr. Benjamin’s outstanding financial metric PSUs that would otherwise be eligible to vest at target performance level will be converted to time-based RSUs scheduled to vest based on his continued service through the end of the remaining original performance period (subject to full vesting upon termination without cause or resignation for good reason); and (ii) Mr. Benjamin’s outstanding PSUs having performance goals relating to relative total shareholder return will have performance measured at the date of the change of control and the number of eligible shares so determined will vest based on continued service for the remainder of the performance period (subject to full vesting upon termination without cause or resignation for good reason).

If Mr. Benjamin’s employment with the Company terminates because of death or disability, Mr. Benjamin will receive (i) continued Company-paid COBRA coverage for 12 months for Mr. Benjamin and his eligible dependents; (ii) full vesting of all time-based Company equity awards; and (iii) accelerated vesting of the initial $5 million PSU award (but not of any other future PSU awards) determined by shortening the performance period to the date immediately prior to termination and accelerating otherwise earned shares on a pro-rated basis based on the percentage of the performance period completed.

As a condition to receipt of any of the severance payments or benefits under the Employment Agreement, other than Company paid COBRA coverage following termination due to death or disability, Mr. Benjamin will be required to execute a separation and release of claims agreement in favor of the Company. In connection with his employment, Mr. Benjamin also will enter into the Company’s standard form of confidential information, inventions and noncompetition agreement and the Company’s form of indemnification agreement for officers and directors. Mr. Benjamin’s severance payments and benefits also are conditioned on his continuing compliance with the confidential information, inventions and noncompetition agreement.

The foregoing description of the Employment Agreement with Mr. Benjamin is a summary only and does not purport to be complete. A copy of such agreement is attached hereto as Exhibit 10.1.
Retirement of Current Chief Executive Officer
The Company’s current CEO, Paul Ricci, will retire from the Company on March 29, 2018. Mr. Ricci has tendered his resignation with notice of good reason in connection with the Board’s decision not to nominate him for re-election to the Board at the 2018 Annual Meeting of Stockholders.

Appointment of Acting Chief Executive Officer
Daniel J. Tempesta, the Company’s Chief Financial Officer, has been appointed to serve as acting Chief Executive Officer for the period between Mr. Ricci’s departure from the Company and Mr. Benjamin’s joining as Chief Executive Officer. Mr. Tempesta will not receive any additional compensation in connection with the additional duties. However, in connection with the interim appointment the Company has agreed to modify Mr. Tempesta’s Change of Control and Severance Agreement (the “Severance Agreement”) to provide for certain enhanced severance benefits in the event that his employment is terminated by the Company other than for Cause or Mr. Tempesta resigns from the Company for Good Reason (as those terms are defined in the Severance Agreement) on or before December 31, 2019. The enhanced benefits are that any time-based equity awards outstanding at the time of termination that were scheduled to vest at any time on or before December 31, 2019 will fully vest upon the termination and any performance-based equity awards outstanding at the time of termination that were scheduled to vest at any time on or before December 31, 2019 will fully vest upon the termination, with the performance measures deemed to have been fully achieved at target level.
Mr. Tempesta, age 47, joined the Company in March 2008 and was appointed as the Company’s Executive Vice President of Finance and Chief Financial Officer in July 2015. Prior to his appointment as Chief Financial Officer, Mr. Tempesta served as the Company’s Chief Accounting Officer, Corporate Controller and Senior Vice President of Finance. Before joining us, Mr. Tempesta was with Teradyne, Inc. from February 2004 to February 2008 where he held several positions, including Chief Accounting Officer and Corporate Controller. Prior to that Mr. Tempesta was in the audit practice of PricewaterhouseCoopers L.L.P.
There are no arrangements or understandings between Mr. Tempesta and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Employment Agreement between the Company and Mark D. Benjamin dated March 19, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: March 22, 2018	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Executive Vice President and Chief Legal Officer